Exhibit 10.12

Doc: SF-2023/01

Date: 11 February 2023

Party A: Top Wealth Group (International) Limited

Address: Room 3202, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong

Party B: SUNFUN (CHINA) LIMITED

Address: 8th Floor, Block E, Golden Bear Industrial Centre, 66-82 Chai Wan Kok Street, Tsuen Wan, Hong Kong

Lease of Food Factory Project Agreement

Based on the principles of equality, willingness, fairness, and honesty, Party A and Party B, after amicable negotiation, have reached the following agreement with respect to the matters of Party A renting a food factory from Party B and the relevant matters related to the processing and packaging food (caviar) and other related service items:

1.	The usable area of the special food factory provided by Party B is about 350 square feet (see attached plan);

2.	Party B’s plant must hold a Food Factory Licence issued by the Hong Kong Food and Environmental Hygiene Department;

Equipment:

3.	Party B provides freezer (-18 °C ∼ -5°C) equipment that can hold 500 kg of raw materials and finished products;

4.	Party B provides special production workbenches and related basic facilities and tools;

5.	The packaging machine and all raw materials and packaging materials are provided by Party A;

6.	Party A shall pay to Party B the rent of the special food factory of HK$13,800.00 per month;

7.	The packaging fee shall be quoted separately according to different packaging specifications and quantities;

8.	Exit and enter warehouse and import and export license (exemption), any government fee is reimbursed;

9.	Shipping fee/delivery fee is charged according to the quotation below

-	General office address: HK$250/ delivery

-	Warehouse and receiving department: HK$500/ delivery

-	Additional charge for delivery to special and remote districts like Tung Chung, Ma Wan, Discovery Bay, Sha Tau Kok, Kam Tin and other remote districts in the New Territories: HK$180/ delivery. Quotation is made separately for outlying islands and restricted areas.

-	Quotation is made separately for other transportation items

10.	The contract period is 18 months.

(From 11 February 2023 to 10 September 2024)

Party A:	Party B:
Top Wealth Group (International) Limited	SUNFUN (CHINA) LIMITED

/s/ Top Wealth Group (International Limited	/s/ SUNFUN (CHINA) LIMITED